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                                                                    Exhibit 10.4

                              TERM PROMISSORY NOTE

$200,000                                                          March 28, 2002

         FOR VALUE RECEIVED, the undersigned, MediaBin, Inc., a Georgia corporation (the "Borrower"), promises to pay Glastad Holding, Ltd. a Cayman Islands corporation (the "Lender"), at 10 Stratton Street, 4th Floor, London WIX 4EJ, England (or at such other place as the Lender may designate in writing to the Borrower), in lawful money of the United States of America, the principal sum of two hundred thousand dollars ($200,000), plus interest as hereinafter provided.

         The Borrower promises to pay interest on the unpaid principal amount outstanding hereunder (the "Loan"), at a simple interest rate per annum equal to the Prime Rate Basis. "Prime Rate Basis" shall mean, on any day, a simple interest rate per annum equal to the Prime Rate (as defined herein) plus 100 basis points (1.0%). "Prime Rate" shall mean, on any day, the rate of interest published as the "Prime Rate" as of the last business day of the full calendar month preceding such day by Bank of America, N.A. (Charlotte, North Carolina), or any successor institution. The Prime Rate in effect as of the close of business of each day shall be the applicable Prime Rate for the day and each succeeding non-business day in determining the applicable Prime Rate Basis. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         Interest under this Note shall be due and payable on April 30, 2002.

         The indebtedness evidenced by this Note shall be due and payable on April 30, 2002, plus all accrued and unpaid interest as hereinabove provided

         Overdue principal shall bear interest for each day from the date it became so due until paid in full, payable on demand, at a rate per annum (computed on the basis of a 360-day year for the actual number of days elapsed) equal to two percent (2%) per annum in excess of the interest rate otherwise payable hereunder.

         In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the Borrower or inadvertently received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Lender, in writing, that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under applicable law.

         The Borrower hereby waives presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest, or any other notice of any kind with respect thereto.

         Time is of the essence of this Note.

         This Note shall be deemed to be made pursuant to the laws of the State of Georgia.

         IN WITNESS WHEREOF, the duly authorized officers of the Borrower have executed, sealed, and delivered this Note, as of the day and year first above written.

                                 MEDIABIN, INC.


                                 By:   /s/ David Moran
                                     -------------------------------------------
                                       David P. Moran
                                       President and Chief Executive Officer


                                 Attest: /s/ Haines Hargrett
                                         ---------------------------------------
                                         Haines H. Hargrett
                                         Secretary